As Filed with the Securities and Exchange Commission on March 30, 2021	Registration No. 333-226577

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

 FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Christopher & Banks Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1195422 (I.R.S. Employer Identification No.)

2400 Xenium Lane North

Plymouth, Minnesota 55441
(763) 551-5000
(Address of Principal Executive Offices, Including Zip Code)

Christopher & Banks 2018 Stock Incentive Plan
(Full title of plan(s))

Kara Johnson

Senior Vice President and Chief Financial Officer

Christopher & Banks Corporation

2400 Xenium Lane North

Plymouth, Minnesota 55441
(763) 551-5000

(Name, address and telephone number,
including area code, of agent for service)

Copy to:

Robert A. Rosenbaum
Dorsey & Whitney LLP

 50 South 6th Street, Suite 1500
Minneapolis, MN 55402-1498

(612) 340-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE –DEREGISTRATION OF SECURITIES

On August 3, 2018, Christopher & Banks Corporation, a Delaware corporation (the “Company”), filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (Registration No. 333-226577) (the “Registration Statement”) for 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold pursuant to the 2018 Stock Incentive Plan.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister and remove from registration all of the previously registered shares of Common Stock that remain unissued and unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on this 29th day of March, 2021.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Kara Johnson Name: Kara Johnson Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kara Johnson	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2021
Kara Johnson

/s/ Kent Kleeberger	Non-Executive Chair and Director	March 25, 2021
Kent Kleeberger

/s/ Jonathan Duskin	Director	March 29, 2021
Jonathan Duskin

/s/ Seth Johnson	Director	March 24, 2021
Seth Johnson

/s/ William F. Sharpe III	Director	March 25, 2021
William F. Sharpe, III

/s/ Ali Wing	Director	March 24, 2021
Ali Wing